Exhibit 5.1

18 April 2019

Board of Directors

Strongbridge Biopharma plc

Ten Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Re:                             Strongbridge Biopharma plc (the “Company”)

Dear Sirs,

1.                                      BASIS OF OPINION

1.1                               We are acting as Irish counsel to the Company, registered number 562659, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Fitzwilliam Hall, Suite 206, Fitzwilliam Place, Dublin 2, Ireland, in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on 17 April 2019 under the Securities Act of 1933, as amended, with respect to the ordinary shares of US$0.01 par value per share of the Company (the “Shares”) issuable upon the exercise or settlement of outstanding equity awards that may be or have been granted under:

(a)                                 the Strongbridge Biopharma plc 2015 Equity Compensation Plan (the “2015 Plan”);

(b)                                 the Strongbridge Biopharma plc Non-Employee Director Equity Compensation Plan (the “Non-Employee Director Plan”); and

(c)                                  the Strongbridge Biopharma plc 2017 Inducement Plan (“2017 Inducement Plan”),

(together, the “Plans”).

1.2                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3                               This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.4                               As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)                                 the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”);

(b)                                 the searches listed at paragraph 1.6 below; and

(c)                                  such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.5                               In giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.6                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 17 April 2019:

(a)                                 on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

2.                                      OPINION

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2                               The Shares have been duly authorised pursuant to resolutions of the board of directors of the Company and, when issued in accordance with the terms and conditions referred to or summarised in the applicable resolutions and the Plans, will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.                                      ASSUMPTIONS

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

3.1                               Registration Statement and the Plans

(a)                                 that the Shares will be allotted and issued in the manner stated in the Plans;

(b)                                 that any awards granted pursuant to the Plans will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares are issued under the Plans without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such Shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by section 1027 of the Companies Act 2014 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 82(6) of the

Companies Act 2014) or issued for consideration as set out in section 1028(2) of the Companies Act 2014;

(c)                                  that the exercise of any options granted under the Plans and the issue of the Shares upon the exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award agreement;

(d)                                 that the filing of the Registration Statement has been authorised by all necessary actions under all applicable laws other than Irish law;

(e)                                  that the Company has sufficient share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans;

(f)                                   with respect to Shares issued on or after August 7, 2020 (the date of expiry of the Company’s existing authority to issue Shares), that the Company will have authorised the issuance of the Shares in accordance with the terms and conditions set out in the Articles of Association of the Company and the Companies Act 2014 for the remainder of the period that the Registration Statement will continue in effect;

(g)                                  none of the Shares will be issued or re-allotted by way of the re-allotment of any Shares that constitute treasury shares;

3.2                               Authenticity and bona fides

(a)                                 the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

(b)                                 that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

(c)                                  that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the constitution of the Company (the “Constitution”) or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

(d)                                 that the Constitution effective as of 9 September 2015 is the current constitution of the Company, is up to date and has not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Constitution;

3.3                               Accuracy of searches and warranties

(a)                                 the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.6 above and that such information has not since the time of such search or enquiry been altered (it should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company); and

(b)                                 the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.                                      DISCLOSURE

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto.

5.                                      NO REFRESHER

This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

The opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

The Documents

1.                                      A copy of the Registration Statement.

2.                                      A copy of each of the Plans.

3.                                      A copy of the resolutions of the board of directors of the Company approved at a meeting on 20 February 2019.

4.                                      A copy of the corporate certificate of the secretary of the Company dated 17 April 2019.

5.                                      A copy of the Constitution adopted by resolution of the shareholders of the Company on 3 September 2015, effective 9 September 2015.

6.                                      A copy of the certificate of incorporation of the Company dated 26 May 2015.

7.                                      A copy of the certificate of a public company entitled to do business of the Company dated 28 May 2015.

8.                                      A copy of the certificate of incorporation on change of name of the Company dated 4 September 2015.

9.                                      A copy of the letter of status from the Irish Companies Registration Office dated 17 April 2019.